UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
(August 8, 2012)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2012, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2012.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On August 7, 2012, Maiden Holdings, Ltd. also issued a press release announcing a quarterly cash dividend of $0.08 per share of common stock payable on October 15, 2012 to shareholders of record as of October 1, 2012.  A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 7, 2012.

99.2	Press Release of Maiden Holdings, Ltd., dated August 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2012	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 7, 2012.

99.2	Press Release of Maiden Holdings, Ltd., dated August 7, 2012.

Maiden Holdings, Ltd. Reports Second Quarter 2012 Operating Earnings(1) of $19.7 million or $0.27 per Diluted Share and Net Income of $14.5 million or $0.20 per Diluted Share

Second Quarter 2012 Highlights

•	Book Value per Share(4) of $11.41, up 7.2% versus year-end 2011 and up 1.7% versus March 31, 2012

•	Annualized operating return on equity(1) of 9.7% compared to 5.9% in the second quarter last year

•	Net operating earnings (1) of $19.7 million, or $0.27 per diluted share compared with $11.2 million, or $0.15 per diluted share in the second quarter of 2011

•	Total investments increased 8.8% in the second quarter of 2012 to $2.4 billion

•	Net investment income rose to $20.1 million or an increase of 1.3% compared to the second quarter of 2011

•
Net premiums written decreased 5.7% to $412.0 million versus the same period last year; excluding one-time $45.9 million unearned premium transfer in the second quarter of 2011, net premiums written increased 5.4%

•	Combined ratio of 97.9% compared to 99.8% in the second quarter of 2011

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported second quarter 2012 net operating earnings(1) of $19.7 million, or $0.27 per diluted share compared with $11.2 million, or $0.15 per diluted share in the comparative quarter in 2011. Net income totaled $14.5 million, or $0.20 per diluted share compared with a net loss of $24.4 million or a loss of $0.34 per diluted share in the second quarter of 2011.

Commenting on the Company's earnings, Art Raschbaum, Chief Executive Officer of Maiden Holdings, said: “The first half of 2012 further validates Maiden's lower volatility business model, as we continue to support the non-catastrophe reinsurance needs of regional and specialty insurers. Prudent risk selection benefited our results, which were not adversely impacted by the widespread severe weather activity in the U.S. and Europe during the second quarter. Investment income increased along with growth in our invested assets as we found opportunities to put cash to work without significantly extending duration or dampening the high credit quality of our investment portfolio. On the underwriting side, we are receiving indications from clients of rate increases in lines of business such as workers' compensation, personal auto, commercial auto and homeowners. As anticipated, premium growth has moderated, largely reflecting the impact of a non-recurring unearned premium transfer in the second quarter of 2011 and historical seasonality, but our year to date written premium growth remains robust.”

Results for the three months ended June 30, 2012

Net operating earnings(1) for the second quarter of 2012 were $19.7 million, or $0.27 per diluted share compared with $11.2 million, or $0.15 per diluted share in the comparative quarter in 2011. Net income was $14.5 million, or $0.20 per diluted share compared with a net loss of $24.4 million or a loss of $0.34 per diluted share in the second quarter of 2011. In the comparative second quarter of 2011, Maiden's net income was impacted by a number of non-operating expenses, including charges related to the repurchase of junior subordinated debt with proceeds from the June 2011 Senior Notes offering.   Second quarter 2011 results included $15.1 million of junior subordinated debt repurchase expenses and $20.3 million of accelerated amortization of subordinated debt discount and issuance costs. The comparative 2011 financial results were also impacted by $9.5 million in losses related to thunderstorm and tornado activity across the U.S. in the second quarter, net of the Company's quarterly provisions for normalized catastrophe activity.

Net premiums written of $412.0 million in the second quarter of 2012 decreased 5.7% compared to the second quarter of 2011. The second quarter of 2011 included a one-time unearned premium transfer of $45.9 million associated with the AmTrust European hospital liability program. Absent that transfer, year on year net written premium increased 5.4% or $20.9 million.  By segment, the Diversified Reinsurance segment net premiums written decreased by 8.9% versus the second quarter of 2011; the AmTrust Quota Share Reinsurance segment net premiums written decreased by 9.6% compared to the second quarter of 2011 (excluding the impact of the one-time unearned premium transfer of $45.9 million, the net premiums written in the AmTrust Quota Share Reinsurance segment would have increased 14.7% compared to the second quarter of 2011); net premiums written from the ACAC Quota Share increased by 15.8% to $72.4 million compared to the same period in 2011.

Net premiums earned of $437.1 million increased 18.9%, or $69.3 million compared to the second quarter of 2011.  Earned premiums increased across all business segments with Diversified Reinsurance up 16.9%, AmTrust Quota Share Reinsurance up 23.1% and ACAC Quota Share up 14.7%.

Net investment income of $20.1 million increased 1.3% compared to the second quarter of 2011. Compared to the first quarter of 2012, net investment income increased 8.9% as the Company was able to deploy its cash position which had grown to $273.8 million at the end of the first quarter of 2012 due to cash generated from the business and $96.6 million in proceeds from the issuance of 30 year 8.0% senior notes at the end of the first quarter.  Total investments increased $372.9 million to $2.4 billion or 18.4% versus December 31, 2011.  The average yield on the fixed income portfolio (excluding cash) is 3.74% with an average duration of 3.40 years.

Net loss and loss adjustment expenses of $300.4 million were up $49.8 million compared to the second quarter of 2011.  The loss ratio(7) increased by 0.7 percentage points to 68.4% versus the second quarter of 2011.

Commission and other acquisition expenses together with general and administrative expenses of $129.9 million increased $11.2 million from the year ago quarter, while the total expense ratio improved to 29.5% in the second quarter of 2012 compared with 32.1% in the same quarter last year. General and administrative expenses for the quarter totaled $15.2 million compared with $12.8 million in the second quarter of 2011. The general and administrative expense ratio(9) improved to 3.4% compared to 3.5% in the second quarter of 2011.

The combined ratio(10) for the second quarter totaled 97.9% compared with 99.8% in the second quarter of 2011. Maiden's underwriting margins in the second quarter of 2011 were impacted by the unprecedented frequency and severity of storms which exceeded Maiden's quarterly provision for normalized catastrophe losses by $9.5 million.

The impact of the updated accounting guidance issued by the Financial Accounting Standards Board which limits the capitalization of costs incurred to acquire or renew insurance contracts to those that are incremental direct costs of successful contract acquisitions was to decrease second quarter 2012 earnings by approximately $0.8 million or $0.01 per diluted share. The impact on the Company's combined ratio was an increase of approximately 0.2%.

Total assets increased 10.5% to $3.8 billion compared to $3.4 billion at year-end 2011.  Total cash on hand at June 30, 2012, was $143.3 million, comprised of cash and cash equivalents of $58.9 million, down 68.7% from the end of 2011, and restricted cash and cash equivalents of $84.4 million, a decrease of 26.5% versus year-end of 2011.  Shareholders' equity was $824.3 million, an increase of 7.2% compared to December 31, 2011. Book value per share was $11.41 at the end of the second quarter of 2012 or 7.2% higher than at December 31, 2011.

During the second quarter of 2012, the Board of Directors declared a dividend of $0.08 per share.

Results for the six months ended June 30, 2012

Net income for the six months ended June 30, 2012 was $34.9 million compared to a net loss of $5.0 million in the first half of 2011. Net operating earnings(1) were $39.1 million, or $0.53 per diluted share compared to $31.0 million or $0.43 per diluted share in the first six months of 2011.  Year-to-date annualized operating return on equity(1) was 9.9% compared to 8.3% for the first half of last year.

Net premiums written rose 13.1% or $116.3 million to $1.0 billion in the first half of 2012 compared to the same period in 2011.  The Diversified Reinsurance segment increased 3.7%. The AmTrust Quota Share Reinsurance segment was up 22.9%.  Net premiums written for the ACAC Quota Share rose 17.7% compared to the first six months of 2011.

Net premiums earned of $875.6 million increased 22.6% or $161.3 million compared to the first half of 2011.  Earned premiums grew in all business segments with Diversified Reinsurance up 17.1%, AmTrust Quota Share Reinsurance up 33.9% and ACAC Quota Share up 14.5%.

Net investment income of $38.5 million was down 1.1% compared to the same period in 2011. This reflects the decrease in book yield (excluding cash) to 3.74% from 3.98% at the end of June 2011, which was mostly offset by the $493 million increase in total investments.

Net loss and loss adjustment expenses of $588.4 million were up $116.6 million.  The loss ratio(7) increased 1.3 percentage points to 66.7% versus the first six months of 2011.

Commission and other acquisition expenses together with general and administrative expenses of $276.0 million increased $37.9 million compared to the first half of 2011 and reflected a total expense ratio of 31.2% compared with 33.0%. General and administrative expenses for the first six months of 2012 totaled $29.0 million compared with $25.1 million in the first half of 2011. These results reflected a general and administrative expense ratio(9) of 3.2% in the first six months of 2012 and 3.5% in the comparative period last year.

The combined ratio(10) for the first half of 2012 was 97.9% versus 98.4% for the first half of last year.

Conference Call

Maiden's CEO Art Raschbaum and CFO John Marshaleck will review the second quarter 2012 results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. EDT.

To participate in the conference call, please access one of the following no later than 8:25 a.m. EDT:
U.S.Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 11200846
Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning 11:00 a.m. EDT on August 8, 2012 through midnight on August 15, 2012. To listen to the replay, please dial toll free: 1.800.585.8367 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 11200846 ; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2012, Maiden had $3.8 billion in assets and shareholders' equity of $824.3 million.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(7)(9)(10) Loss ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	June 30, 2012	December 31, 2011
ASSETS	(Unaudited)	(Audited)
Investments:
Fixed maturities, available for sale, at fair value (Amortized cost 2012: $2,299,444; 2011: $1,957,106)	$2,393,035	$2,020,661
Other investments, at fair value (Cost 2012: $2,408; 2011: $1,955)	2,697	2,192
Total investments	2,395,732	2,022,853
Cash and cash equivalents	58,930	188,082
Restricted cash and cash equivalents	84,417	114,895
Accrued investment income	18,512	13,215
Reinsurance balances receivable, net	495,714	423,355
Funds withheld	42,815	42,605
Prepaid reinsurance premiums	44,437	35,381
Reinsurance recoverable on unpaid losses	46,659	20,289
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	270,024	248,436
Goodwill and intangible assets, net	96,574	98,755
Other assets	30,930	19,270
Total assets	$3,752,719	$3,395,111
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,522,770	$1,398,438
Unearned premiums	974,277	832,047
Accrued expenses and other liabilities	97,165	161,883
Senior notes	207,500	107,500
Junior subordinated debt	126,289	126,263
Total liabilities	2,928,001	2,626,131
Commitments and Contingencies
EQUITY
Common shares	732	732
Additional paid-in capital	579,818	579,004
Accumulated other comprehensive income	95,558	64,059
Retained earnings	152,005	128,648
Treasury shares, at cost	(3,801)	(3,801)
Total Maiden shareholders’ equity	824,312	768,642
Noncontrolling interest in subsidiaries	406	338
Total equity	824,718	768,980
Total liabilities and equity	$3,752,719	$3,395,111

Book value per share (4)	$11.41	$10.64

Common shares outstanding	72,261,582	72,221,428

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Gross premiums written	$445,228	$462,395	$1,058,440	$933,172

Net premiums written	411,960	436,966	1,002,793	886,466
Change in unearned premiums	25,156	(69,183)	(127,181)	(172,148)
Net premiums earned	437,116	367,783	875,612	714,318
Other insurance revenue	2,274	2,179	7,028	6,834
Net investment income	20,085	19,818	38,522	38,959
Net realized and unrealized investment (losses) gains	(2,939)	591	(1,574)	638
Total revenues	456,536	390,371	919,588	760,749
Expenses:
Net loss and loss adjustment expenses	300,435	250,599	588,352	471,781
Commission and other acquisition expenses	114,663	105,824	246,921	212,896
General and administrative expenses	15,208	12,839	29,039	25,132
Total expenses	430,306	369,262	864,312	709,809

Income from operations (2)	26,230	21,109	55,276	50,940

Other expenses
Interest and amortization expenses	9,568	9,292	17,246	18,410
Accelerated amortization of junior subordinated debt discount and issuance cost	—	20,313	—	20,313
Junior subordinated debt repurchase expense	—	15,050	—	15,050
Amortization of intangible assets	1,091	1,259	2,181	2,517
Foreign exchange losses (gains)	874	(939)	(105)	(2,001)
Total other expenses	11,533	44,975	19,322	54,289

Income (loss) before income taxes	14,697	(23,866)	35,954	(3,349)
Income taxes:
Current tax (benefit) expense	(155)	211	483	1,096
Deferred tax expense	246	295	487	582
Income tax expense	91	506	970	1,678
Net income (loss)	14,606	(24,372)	34,984	(5,027)
Less: (income) loss attributable to noncontrolling interest	(65)	6	(66)	3
Net income (loss) attributable to Maiden shareholders	$14,541	$(24,366)	$34,918	$(5,024)
Net operating earnings attributable to Maiden shareholders (1)	$19,691	$11,204	$39,055	$30,982

Basic earnings (loss) per common share attributable to Maiden shareholders	$0.20	$(0.34)	$0.48	$(0.07)
Diluted earnings (loss) per common share attributable to Maiden shareholders (6)	$0.20	$(0.34)	$0.48	$(0.07)
Basic operating earnings per common share attributable to Maiden shareholders	$0.27	$0.16	$0.54	$0.43
Diluted operating earnings per common share attributable to Maiden shareholders	$0.27	$0.15	$0.53	$0.43

Dividends declared per common share	$0.08	$0.07	$0.16	$0.14

Weighted average number of basic shares outstanding	72,258,550	72,118,315	72,242,440	72,112,785
Weighted average number of diluted shares outstanding	73,040,926	72,945,339	73,063,659	72,863,494

Net loss and loss adjustment expense ratio (7)	68.4%	67.7%	66.7%	65.4%
Commission and other acquisition expense ratio (8)	26.1%	28.6%	28.0%	29.5%
General and administrative expense ratio (9)	3.4%	3.5%	3.2%	3.5%
Combined ratio (10)	97.9%	99.8%	97.9%	98.4%
Annualized return on equity	7.2%	(12.8)%	8.8%	(1.3)%
Annualized return on equity on operating earnings	9.7%	5.9%	9.9%	8.3%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Reconciliation of net income (loss) to net operating earnings:
Net income (loss) attributable to Maiden shareholders	$14,541	$(24,366)	$34,918	$(5,024)
Add (subtract)
Net realized and unrealized investment losses (gains)	2,939	(591)	1,574	(638)
Foreign exchange losses (gains)	874	(939)	(105)	(2,001)
Amortization of intangible assets	1,091	1,259	2,181	2,517
Junior subordinated debt repurchase expense	—	15,050	—	15,050
Accelerated amortization of junior subordinated debt discount and issuance cost	—	20,313	—	20,313
Non-recurring general and administrative expenses relating to IIS Acquisition		183		183
Non-cash deferred tax charge	246	295	487	582
Net operating earnings attributable to Maiden shareholders (1)	$19,691	$11,204	$39,055	$30,982

Operating earnings per common share attributable to Maiden shareholders:

Basic earnings per common share attributable to Maiden shareholders	$0.27	$0.16	$0.54	$0.43
Diluted earnings per common share attributable to Maiden shareholders	$0.27	$0.15	$0.53	$0.43

Reconciliation of net income (loss) to income from operations:
Net income (loss) attributable to Maiden shareholders	$14,541	$(24,366)	$34,918	$(5,024)
Add (subtract)
Foreign exchange losses (gains)	874	(939)	(105)	(2,001)
Amortization of intangible assets	1,091	1,259	2,181	2,517
Interest and amortization expenses	9,568	9,292	17,246	18,410
Junior subordinated debt repurchase expense	—	15,050	—	15,050
Accelerated amortization of junior subordinated debt discount and issuance cost	—	20,313	—	20,313
Income tax expense	91	506	970	1,678
Income (loss) attributable to noncontrolling interest	65	(6)	66	(3)
Income from operations (2)	$26,230	$21,109	$55,276	$50,940

	June 30, 2012	December 31, 2011
Investable assets:
Total investments	$2,395,732	$2,022,853
Cash and cash equivalents	58,930	188,082
Restricted cash and cash equivalents	84,417	114,895
Funds withheld (3)	28,952	29,783
Loan to related party	167,975	167,975
Total investable assets (3)	$2,736,006	$2,523,588

	June 30, 2012	December 31, 2011
Capital:
Senior notes	$207,500	$107,500
Junior subordinated debt	126,289	126,263
Total Maiden shareholders' equity	824,312	768,642
Total capital (5)	$1,158,101	$1,002,405

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden shareholders excluding realized and unrealized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, non-recurring general and administrative expenses relating to acquisitions and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden shareholders excluding foreign exchange gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden shareholders' equity by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

(6) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended June 30, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$143,981	$195,629	$72,350	$411,960
Net premiums earned	$199,130	$167,816	$70,170	$437,116
Other insurance revenue	2,274	—	—	2,274
Net loss and loss adjustment expenses	(138,420)	(116,755)	(45,260)	(300,435)
Commission and other acquisition expenses	(47,945)	(44,590)	(22,128)	(114,663)
General and administrative expenses	(12,145)	(530)	(194)	(12,869)
Underwriting income	$2,894	$5,941	$2,588	$11,423
Reconciliation to net income attributable to Maiden shareholders
Net investment income and realized losses on investment				17,146
Amortization of intangible assets				(1,091)
Foreign exchange losses				(874)
Interest and amortization expenses				(9,568)
Other general and administrative expenses				(2,339)
Income tax expense				(91)
Income attributable to noncontrolling interest				(65)
Net income attributable to Maiden shareholders				$14,541

Net loss and loss expense ratio (7)	68.7%	69.6%	64.5%	68.4%
Acquisition cost ratio (8)	23.8%	26.6%	31.5%	26.1%
General and administrative expense ratio (9)	6.1%	0.3%	0.3%	3.4%
Combined ratio (10)	98.6%	96.5%	96.3%	97.9%

For the Three Months Ended June 30, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$158,020	$216,449	$62,497	$436,966
Net premiums earned	$170,288	$136,299	$61,196	$367,783
Other insurance revenue	2,179	—	—	2,179
Net loss and loss adjustment expenses	(116,387)	(94,740)	(39,472)	(250,599)
Commission and other acquisition expenses	(48,257)	(38,116)	(19,451)	(105,824)
General and administrative expenses	(8,309)	(596)	(472)	(9,377)
Underwriting (loss) income	$(486)	$2,847	$1,801	$4,162
Reconciliation to net loss attributable to Maiden shareholders
Net investment income and realized and unrealized gains on investment				20,409
Amortization of intangible assets				(1,259)
Foreign exchange gains				939
Interest and amortization expenses				(9,292)
Accelerated amortization of junior subordinated debt discount and issuance cost				(20,313)
Junior subordinated debt repurchase expense				(15,050)
Other general and administrative expenses				(3,462)
Income tax expense				(506)
Loss attributable to noncontrolling interest				6
Net loss attributable to Maiden shareholders				$(24,366)

Net loss and loss expense ratio (7)	67.5%	69.5%	64.5%	67.7%
Acquisition cost ratio (8)	28.0%	28.0%	31.8%	28.6%
General and administrative expense ratio (9)	4.8%	0.4%	0.8%	3.5%
Combined ratio (10)	100.3%	97.9%	97.1%	99.8%

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Six Months Ended June 30, 2012	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$432,277	$421,644	$148,872	$1,002,793
Net premiums earned	$403,593	$335,695	$136,324	$875,612
Other insurance revenue	7,028	—	—	7,028
Net loss and loss adjustment expenses	(270,812)	(229,611)	(87,929)	(588,352)
Commission and other acquisition expenses	(112,094)	(91,759)	(43,068)	(246,921)
General and administrative expenses	(22,593)	(909)	(367)	(23,869)
Underwriting income	$5,122	$13,416	$4,960	$23,498
Reconciliation to net income attributable to Maiden shareholders
Net investment income and realized losses on investment				36,948
Amortization of intangible assets				(2,181)
Foreign exchange gains				105
Interest and amortization expenses				(17,246)
Other general and administrative expenses				(5,170)
Income tax expense				(970)
Income attributable to noncontrolling interest				(66)
Net income attributable to Maiden shareholders				$34,918

Net loss and loss expense ratio (7)	66.0%	68.4%	64.5%	66.7%
Acquisition cost ratio (8)	27.3%	27.3%	31.6%	28.0%
General and administrative expense ratio (9)	5.5%	0.3%	0.3%	3.2%
Combined ratio (10)	98.8%	96.0%	96.4%	97.9%

For the Six Months Ended June 30, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$416,838	$343,163	$126,465	$886,466
Net premiums earned	$344,522	$250,773	$119,023	$714,318
Other insurance revenue	6,834	—	—	6,834
Net loss and loss adjustment expenses	(226,732)	(168,279)	(76,770)	(471,781)
Commission and other acquisition expenses	(99,677)	(75,353)	(37,866)	(212,896)
General and administrative expenses	(16,337)	(1,264)	(1,015)	(18,616)
Underwriting income	$8,610	$5,877	$3,372	$17,859
Reconciliation to net loss attributable to Maiden shareholders
Net investment income and realized and unrealized gains on investment				39,597
Amortization of intangible assets				(2,517)
Foreign exchange gains				2,001
Interest and amortization expenses				(18,410)
Accelerated amortization of junior subordinated debt discount and issuance cost				(20,313)
Junior subordinated debt repurchase expense				(15,050)
Other general and administrative expenses				(6,516)
Income tax expense				(1,678)
Loss attributable to noncontrolling interest				3
Net loss attributable to Maiden shareholders				$(5,024)

Net loss and loss expense ratio (7)	64.5%	67.1%	64.5%	65.4%
Acquisition cost ratio (8)	28.4%	30.0%	31.8%	29.5%
General and administrative expense ratio (9)	4.6%	0.6%	0.9%	3.5%
Combined ratio (10)	97.5%	97.7%	97.2%	98.4%

(7) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(9) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(10) Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.

PRESS RELEASE
Maiden Holdings Announces Quarterly Dividend

HAMILTON, Bermuda, August 7, 2012 -- Maiden Holdings, Ltd. (Nasdaq: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.08 per share of common stock. The dividend will be payable on October 15, 2012 to shareholders of record as of October 1, 2012.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2012, Maiden had $3.8 billion in assets and shareholders' equity of $824.3 million.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm